UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2016

DELEK US HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32868 (Commission File Number)	52-2319066 (IRS Employer Identification No.)

7102 Commerce Way Brentwood, Tennessee (Address of principal executive offices)	37027 (Zip Code)

Registrant's telephone number, including area code: (615) 771-6701

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On January 29, 2016, Delek US Holdings, Inc. (“Delek”) and Alon USA Energy, Inc. (“Alon USA”) entered into a first amendment (the “First Amendment”) to that certain Amended and Restated Stockholder Agreement between them dated April 14, 2015 (the “Stockholder Agreement”). Among other terms, the First Amendment:

(a)
Confirms that the board of directors of Alon USA (the "Alon Board") has determined that the members of the Alon Board who are also employees of Delek are “independent directors” under Section 303A.02 of the New York Stock Exchange Listed Company Manual;

(b)	Confirms that the Stockholder Agreement will terminate on May 14, 2016;

(c)
Confirms the identity or criteria for selection of the slate of eleven director nominees to be proposed for election to the Alon Board at the 2016 annual meeting of Alon USA stockholders along with procedures to identify any vacancies in that slate of nominees that may occur; and

(d)
Confirms that Alon USA has amended its bylaws to extend certain voting requirements regarding the removal or replacement of the chairman of the Alon Board until the 2017 annual meeting of Alon USA stockholders.

The foregoing description is not complete and is qualified in its entirety by reference to the full First Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)    Financial statements of businesses acquired.

Not applicable.

(b)    Pro forma financial information.

Not applicable.

(c)    Shell company transactions.

Not applicable.

(d)    Exhibits.

10.1	First Amendment dated January 29, 2016 to Amended and Restated Stockholder Agreement dated April 14, 2015 by and between Delek US Holdings, Inc. and Alon USA Energy, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2016	DELEK US HOLDINGS, INC.

/s/ Assaf Ginzburg
Name: Assaf Ginzburg
Title: EVP / Chief Financial Officer

EXHIBIT INDEX

Exhibit No.    Description

10.1	First Amendment dated January 29, 2016 to Amended and Restated Stockholder Agreement dated April 14, 2015 by and between Delek US Holdings, Inc. and Alon USA Energy, Inc.